1st Quarter 2018 Earnings Presentation Tom Wiley, Vice Chairman and CEO Sheila Ray, EVP and CFO and COO David Black, EVP and CCO Joe Evans, Chairman April 26, 2018 State Bank Financial Corporation

2 Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of the words “will,” “expect,” “should,” “anticipate,” “may,” and “project,” as well as similar expressions. These forward-looking statements include, but are not limited to, statements regarding our focus on improving efficiency, including our expected cost savings target and the timing thereof related to the AloStar Bank of Commerce (“AloStar”) acquisition, our ability to achieve our target burden and target efficiency ratios, expectations related to our core deposit funding, and other statements about expected developments or events, our future financial performance, and the execution of our strategic goals. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Pro forma financial information is not a guarantee of future results and is presented for informational purposes only. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation, the following: • negative reactions to our recent or future acquisitions of each bank’s customers, employees, and counterparties or difficulties related to the transition of services; • the anticipated benefits of the AloStar acquisition, including anticipated cost savings and strategic gains, may be significantly harder or take longer than expected or may not be achieved in the entirety or at all as a result of unexpected factors or events; • our ability to achieve anticipated results from the transactions with AloStar will depend on the state of the economic and financial markets going forward; • economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • risk associated with income taxes including the potential for adverse adjustments and the inability to fully realize deferred tax benefits; • increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause deterioration in the economy or cause instability in credit markets; and • economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year. These and other risk factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward- looking statement.

1Q 2018 Results Summary

STATE BANK
Financial Corporation

Income Statement Highlights			
($ in 000s, except per share data)	1Q18	4Q17	1Q17
Interest income on loans	$48,444	$46,926	$34,060
Accretion income on loans	5,946	10,671	7,677
Interest income on invested funds	6,171	6,034	5,460
Total interest income	60,561	63,631	47,197
Interest expense	5,705	5,614	3,239
Net interest income	54,856	58,017	43,958
Provision for loan and lease losses	3,208	2,848	1,002
Net interest income after provision for loan losses	51,648	55,169	42,956
Total noninterest income	10,461	10,140	9,459
Total noninterest expense	39,268	40,684	34,565
Income before income taxes	22,841	24,625	17,850
Income tax expense	5,476	19,248	6,292
Net income	$17,365	$5,377	$11,558
Diluted earnings per share	.44	.14	.30
Dividends per share	.20	.14	.14
Tangible book value per share [1]	14.15	14.00	13.66

Balance Sheet Highlights (period-end)			
Total loans	$3,618,521	$3,532,193	$2,854,780
Organic	2,515,318	2,365,843	2,172,555
Purchased non-credit impaired	945,679	990,736	528,065
Purchased credit impaired	157,524	175,614	154,160
Total assets	4,892,297	4,958,582	4,202,681
Noninterest-bearing deposits	1,089,579	1,191,106	944,838
Total deposits	4,184,432	4,243,135	3,409,775
Shareholders' equity	646,654	641,551	620,283

- Record net income of $17.4mm, or $.44 per diluted share in 1Q18
- ROA of 1.45% and ROE of 10.96% in 1Q18
- Organic and PNCI loan growth of $104mm, or 12.6% annualized
- 43% quarterly dividend increase to $0.20 per share; 2.67% dividend yield at quarter end
- Tangible book value per share increased $0.15 from previous quarter
- Successful integration and conversion of AloStar Bank of Commerce completed in March

[1] Denotes a non-GAAP financial measure; for more information, refer to Table 7 of the 1Q18 earnings press release
Note: Consolidated financial results contained throughout this presentation are unaudited; numbers may not add due to rounding

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4 Revenue Trends – Interest Income  Interest income (excluding accretion) of $55mm in 1Q18, a 38% increase compared to $40mm in 1Q17  Interest income on invested funds increased 13% to $6.2mm despite a $60mm decrease in the average balance year over year  Accretion represented less than 10% of total interest income in 1Q18 ($ i n 000 s)  Net interest margin of 4.86% in 1Q18 was impacted by several factors including:  26bps loan yield increase  29bps investment yield increase  2bps interest-bearing deposit cost increase  $4.7mm accretion income decrease, primarily in loan recovery income 0 10,000 20,000 30,000 40,000 50,000 60,000 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Interest Income Interest Income on Loans Interest Income on Invested Funds Accretion 4.86% 5.73% 2.72% 0.75% 0% 1% 2% 3% 4% 5% 6% 7% 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Net Interest Margin & Selected Yields NIM Loans excluding PCI Investment Securities Interest-bearing Liabilities

5  SBA income of $1.2mm, up from 1Q17 as production increased to $18.2mm in 1Q18  Payroll and insurance income of $1.8mm in 1Q18, an 18% increase year over year Revenue Trends – Noninterest Income  Mortgage banking income of $2.9mm in 1Q18, up slightly compared to 1Q17, with production of $112mm in 1Q18  Total 1Q18 noninterest income of $10.5mm up 3% linked-quarter, and up 11% from 1Q17 ($ i n 000 s) 1 1 Corporate Analysis represents the portion of payroll income offset by an earnings credit on the payroll customers’ deposit accounts 0 500 1,000 1,500 2,000 1Q17 2Q17 3Q17 4Q17 1Q18N o n in ter es t In com e ($ i n 000 s) Income Corporate Analysis 0 50 100 150 200 0 1,000 2,000 3,000 4,000 1Q17 2Q17 3Q17 4Q17 1Q18 Pr o d u cti o n ($ in m m ) N o n in ter es t In com e ($ i n 000 s) Income Production 0 3,000 6,000 9,000 12,000 1Q17 2Q17 3Q17 4Q17 1Q18 Service Charge Other Mortgage Payroll SBA 0.0 5.0 10.0 15.0 20.0 25.0 0 500 1,000 1,500 2,000 2,500 1Q17 2Q17 3Q17 4Q17 1Q18 Pr o d u cti o n ($ in m m ) N o n in ter es t In com e ($ i n 000 s) Income Production

6 Focused on Improving Efficiency  Noninterest expense declined 3% from prior quarter, due primarily to lower merger-related expenses  Noninterest expense is expected to decline as we achieve the projected 25% cost save target related to the AloStar acquisition during 2Q18  1Q18 Burden Ratio1 of 2.40% and Efficiency Ratio of 60%  Roughly $1.2mm of expense is expected to drop out of the run-rate in 2Q18 in addition to a decline in merger-related expenses 1 Burden Ratio defined as noninterest expense minus noninterest income, excluding amortization of FDIC receivable, divided by average assets 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2014 2015 2016 2017 1Q18 Target Burden Ratio 1 30% 35% 40% 45% 50% 55% 60% 65% 70% 75% 2014 2015 2016 2017 1Q18 Target Efficiency Ratio

7 Deposit Funding Mix ($ i n m m )  Attractive, low-cost core deposit mix focused on transaction-based funding 1 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 2014 2015 2016 2017 1Q18 Average Deposit Composition NIB IB Transaction Savings & MMA CDs ($ in mm) 2014% 2015% 2016% 2017% 1Q18 % Nonin erest-bearing 490 23% 758 27% 852 29% 1,020 28% 1,082 26% Interest-bearing transaction 386 18% 519 19% 541 19% 608 17% 626 15% Savings & MMA 911 42% 1,060 38% 1,078 37% 1,460 40% 1,594 39% CDs 380 18% 437 16% 422 15% 544 15% 781 19% Total Average Deposits $2,166 $2,773 $2,893 $3,633 $4,084 Average Balances

8 Deposit Funding Mix  Average noninterest-bearing deposits represent 26% of total deposits  Cost of funds increased 3bps from the previous quarter to 55bps in 1Q18  8% deposit beta in 1Q18 is expected to increase throughout the year as competition for deposits increases ($ i n m m ) 1 Correspondent/Internet Banking lines of business acquired on September 30, 2017; Year end balance as of December 31, 2017 was $642mm .00% .10% .20% .30% .40% .50% .60% 0 200 400 600 800 1,000 1,200 1,400 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Average Transaction Deposits Interest-bearing Noninterest bearing Cost of Funds Cost of IB Transaction Accts 2 Other includes brokered and wholesale time deposits D posit Region ($ in m) 2014% 2015% 2016% 2017% 1Q18 % Atlanta 953 44% 1,152 42% 1,228 42% 1,231 34% 1,222 30% Middle Georgia 1,116 52% 1,121 40% 1,214 42% 1,305 36% 1,357 33% Augus - - 422 15% 422 15% 451 12% 446 11% Athens / Gainesville - - - - - - - - 347 10% 313 8% Correspondent/Internet1 & Other2 97 4% 78 3% 29 1% 211 6% 649 16% Greater Savannah - - - - - - - - 88 2% 97 2% Total Average Deposits $2,166 $2,773 $2,893 $3,633 $4,084

9 Loan Portfolio To ta l L o an s ($ in m m ) 1 New loan fundings include new loans funded and net loan advances on existing commitments 1  New loan originations and fundings in excess of $515mm in 1Q18  Organic and PNCI loans increased $104mm in 1Q18 from 4Q17, as organic growth of $149mm was partially offset by a $45mm decline in PNCI loans  Diversity of the loan portfolio continues to increase N ew Lo an Fu n d in gs ($ i n m m ) Loan Composition (period-end) ($ in mm) 2014 2015 2016 2017 1Q18 Construction, land & land development $313 $501 $551 $438 $467 Other commercial real estate 636 736 964 1,168 1,168 Total commercial real estate 949 1,236 1,516 1,607 1,636 Residential real estate 135 210 289 293 291 Owner-occupied real estate 212 281 372 379 348 C&I and Leases 123 267 435 1,012 1,122 Consumer 9 21 42 67 64 Total Organic & PNCI Loans 1,428 2,015 2,654 3,357 3,461 PCI Loans 206 146 161 176 158 Total Loans $1,635 $2,160 $2,815 $3,532 $3,619 0 100 200 300 400 500 600 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 Total Loan Portfolio Organic PNCI PCI New Loan Fundings

10 Loan Portfolio Composition 1 Organic and PNCI loans as of March 31, 2018 Commercial Real Estate Composition ($ in mm) Organic PNCI Total % of Total CRE CRE Retail $251 $50 $301 19% Office 172 55 227 14% Hospitality 159 26 185 12% Multifamily 126 45 171 10% Industrial 56 26 82 5% Sr. Housing 37 10 46 3% Restaurant 31 3 34 2% C-Store 24 2 26 2% Farmland 21 2 24 1% Mini Storage 22 0 23 1% Other 42 9 51 3% Total $942 $227 $1,168 71% Construction, Land & Land Development Residential Construction $170 $0 $170 10% Land & Development 143 16 158 10% Commercial Construction 130 8 139 8% Total $443 $24 $467 29% Total Commercial Real Estate $1,385 $251 $1,636 Other CRE 34% Construction, Land & Land Development 14% OORE 10% C&I 31% SFR 8% Other 3% Loan Portfolio 1 ($ in mm) Organic PNCI Total % of Total C&I and OORE Banking Group $523 $89 $611 43% Lender Finance 92 294 386 27% Asset Based Lending (ABL) 62 207 269 19% Equipment Financing 97 - 97 7% Small Business Administration 24 11 35 2% Other 17 9 26 2% Total C&I and OORE $815 $610 $1,425 C&I and Owner-Occupied Real Estate Composition

11  PCI loans decreased 10.3% quarter over quarter to $158mm  Over 90% of PCI loans are current as of 1Q18  OREO balances of $4.2mm as of 1Q18 Asset Quality ($ i n m m )  Total organic NPAs of $13mm at 1Q18 represented .52% of organic loans and OREO  Past due organic loans at .22% to organic loans at 1Q18  Annualized net charge-offs of .09% in 1Q18  Allowance for organic loans was .99% at 1Q18 0.00% 0.25% 0.50% 0.75% 1.00% 0 5 10 15 20 1Q17 2Q17 3Q17 4Q17 1Q18 Nonperforming Loans Organic PNCI NPLs / Organic Loans 0 5 10 15 20 25 0 50 100 150 200 250 1Q17 2Q17 3Q17 4Q17 1Q18 OR EO ($ i n m m ) PCI Lo an s ($ in m m ) PCI Loans & OREO PCI Loans OREO